                                                                   Exhibit 10.13

                               ADVISORY AGREEMENT

               This ADVISORY AGREEMENT (this "Agreement"), effective as of
September 1, 2004, is by and between Valeo Partners, LLC, and any of its affiliates, specifically JP Capital Partners, LLC, having an address at 680
Fifth Avenue, 8th Floor New York, NY 10019 (hereinafter referred to as "VALEO")
and Tag Entertainment Inc., a California corporation having offices at 9916 S.
Santa Monica Blvd., Beverly Hills, CA 90212 (hereinafter referred to as "TAG" or the "Company").

                                  WITNESSETH:

          WHEREAS, TAG desires that it be able to call upon the knowledge and experience of VALEO for strategic and investment advisory services;

          WHEREAS, VALEO is willing to render such services to TAG on the terms and conditions hereinafter set forth in this Agreement;

          NOW, THEREFOR, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

          SECTION 1. TERM OF AGREEMENT. This Agreement shall be in effect for a period of one (1) year from the date hereof. The term of this Agreement may be extended for consecutive periods of one year each upon the written agreement of
TAG and the VALEO. During the term of this Agreement (including any renewal pursuant to the immediately preceding sentence), this Agreement may be terminated by VALEO or TAG upon sixty (60) days prior written notice.

          SECTION 2. SERVICES. During the term of this Agreement, VALEO shall provide TAG with financial and strategic advice and other forms of assistance in connection with proposed transaction(s), which may involve advice and assistance in connection with defining strategic and financial objectives, financing strategies and capital raises, identifying potential acquisitions, buyers or investors, assisting in the preparation of related materials for distribution to such entities, reviewing financial information and assisting in negotiations of the financial terms and structure of the aforementioned activities.

          VALEO, in its capacity as advisor, will perform such of the following financial and strategic advisory services as TAG may reasonably request:

          (a)  VALEO will meet with the Company's management and familiarize itself to the extent it reasonably deems necessary, appropriate and feasible with the business, operations, properties, financial condition and prospects of the Company in order to better
               determine ways in which VALEO can facilitate the Company's objectives;

          (b)  VALEO will advise and assist the Company in identifying and/or evaluating various strategic alternatives that may be available to the Company to enhance shareholder values, including without limitation, a merger or consolidation or other business
               combination involving the Company and one or more third parties, a sale (whether or not the proposal therefore is solicited or unsolicited) of the Company or a significant portion of its equity securities, assets or business to one or more third parties, a recapitalization or restructuring of the Company
               (including divestitures, spin-offs, split-offs and similar transactions), a liquidation of the Company, an acquisition of all or a significant portion of the assets or equity securities of another corporation or other business entity, or such other form of transaction that VALEO,

               after completing the familiarization process provided for in subparagraph 2(a) hereof, believes may be of possible interest to the Company (each a "Strategic Transaction"). If the Company determines to consider or undertake one or more Strategic
               Transactions, VALEO will advise and assist the Company in
               considering the desirability of undertaking such Strategic
               Transaction(s) and, if the Company believes such Strategic
               Transaction(s) to be desirable, in structuring and effecting such
               Strategic Transactions);

          (c)  VALEO will also advise and assist the Company in identifying and/or evaluating various financial options available in the public and private equity and debt markets including, but not limited to, primary issuance of common stock of the Company (each a "Financing Transaction"). If the Company determines to consider or undertake one or more Financing Transactions, VALEO will advise and assist the Company in considering the desirability of undertaking such Financing Transactions) (a Strategic Transaction and a Financing Transaction are sometimes collectively
               hereinafter referred to as a "Transaction");

          (d)  VALEO shall assist the Company and the Company shall cooperate with VALEO in the preparation of a detailed set of financial projections, pro forma financial projections to evaluate certain
               Transaction(s), any Information Memoranda or similar documents in connection with any Strategic or Financing Transaction; and

          (e)  VALEO will render such other financial advisory and related services as may from time to time be agreed upon by VALEO and the
               Company; provided however that VALEO's services hereunder shall not be full-time and shall not be exclusive to the Company although VALEO will devote such business time, attention,
               efforts, skill and ability as VALEO at its sole discretion deems to be necessary.

          If the Company requests VALEO to provide additional services not otherwise contemplated by this Agreement, the Company and VALEO will enter into an additional agreement which shall set forth the nature and scope of the services, including without limitation, appropriate compensation, as mutually agreed upon by the Company and VALEO.

          SECTION 3. COMPENSATION. In consideration for the services performed in connection with this Agreement, TAG will pay VALEO a monthly Advisory Fee equal to $10,000 USD per month beginning November 1, 2004. Until the first
$1,000,000 of financing is closed and funded into the Company, TAG shall pay
VALEO $5,000 a month and accrue the remaining $5,000 of the monthly Advisory
Fee. Upon closing of the first $1,000,000 into the Company, all accrued Advisory
Fees shall be immediately due in full. In addition, TAG shall issue within five days of the execution of this Agreement to VALEO options to purchase 666,667 shares of the common stock of Power Marketing Inc./Tag Entertainment Inc.
(PMKT.OB) at an exercise price of $2.00 per share. Half of the options (333,334)
shall vest immediately upon execution of this Agreement and the remaining options (333,333) shall vest monthly, on a pro-rated basis, over twelve (12)
months beginning immediately upon the date of this Agreement. The options shall be split equally between VALEO and JP Capital Partners, LLC (333,334 to VALEO and 333,333 to JP Capital Partners, LLC, half vesting immediately for each entity, and the remaining options vesting pro-rata over 12 months for each entity) and the Company shall issue separate Option Purchase Agreements each containing standard registration rights and tag along rights to each entity upon execution of this Agreement.

          In addition, TAG agrees to pay VALEO the following fees:

          (i)  For any and all equity and/or debt Financing Transactions) the
               Company engages in and VALEO advises on, the Company agrees to pay VAEEO a Capital Advisory Fee for advising the company on such
               Transactions equal to:

               a.   5.00% of the first $10,000,000 in Transaction Value;

               b.   4.00% of the Transaction Value from $10,000,001 to
                    $20,000,000;

               c.   3.00% of the Transaction Value from $20,000,001 to
                    $30,000,000;

               d.   2.00% of the Transaction Value from $30,000,001 to
                    $40,000,000; and

               e.   1.00% of the Transaction Value above $40,000,000.

               The Capital Advisory Fee shall be paid in cash or certified or bank check upon the closing date of a Transaction if, during the term of this engagement or within 12 months thereafter, a
               Transaction is consummated or an agreement is entered into that subsequently results in a Transaction. This Capital Advisory Fee shall be due to VALEO for any Transaction that VALEO advises on and is consummated, irrespective of where the Transaction
               originated from, with the sole exception of the $10,000,000 private placement to be undertaken by Thomas Group Capital. The
               Advisory Fee shall be credited against VALEO's Capital Advisory
               Fee if a Transaction (s) is (are) consummated.

          (ii) If the event takes the form of a Strategic Transaction and VALEO advises the Company on such Strategic Transaction, TAG agrees to pay VALEO a Transaction Fee equal to 2.5% of the Transaction
               Value (as defined below), payable in cash or check upon the closing date of a Strategic Transaction if, during the term of this engagement or within 12 months thereafter, a Strategic
               Transaction is consummated or an agreement is entered into that subsequently results in a Strategic Transaction. This Transaction
               Fee shall be due to VALEO for any Strategic Transaction that
               VALEO advises on and is consummated, irrespective of where the
               Strategic Transaction originated from.

               As used in this Agreement, "Transaction Value" means the total value (on the date of payment) of all consideration (including cash, securities or other property) paid or received or to be paid or received, directly or indirectly, in connection with a Transaction with respect to the assets of the Target(s), plus the principal amount of any debt (including capitalized leases) of the Target(s)
          outstanding or assumed, refinanced or extinguished in connection with a Transaction, and amounts payable in connection with a Transaction with respect to employment or consulting agreements, agreements not to compete or similar arrangements. Fees on amounts paid into escrow will be payable upon the release of such funds. Fees relating to contingent payments other than escrowed amounts will be calculated based on the present value of the reasonably expected maximum amount of such contingent payments as determined in good faith by the TAG and VALEO prior to the closing of the Transaction, utilizing a discount rate equal to the prime rate published in the The Wall Street Journal on the last business day preceding the closing of the Transaction.

          SECTION 4. EXPENSES. TAG will promptly reimburse VALEO for all reasonable expenses incurred by VALEO in connection with its role hereunder, which may include, but shall not be limited to, applicable travel, legal, accounting, and due diligence related expenses. Expenses greater than $2,500 in any one month must be approved hi writing by the Company prior to the incurrence of such expenses. Total expenses shall be capped at $100,000.

          SECTION 5. INSIDER TRADING. VALEO recognizes that in the course of its duties hereunder, VALEO may receive from TAG or others information which may be considered "material, nonpublic information" concerning a public company that is subject to the reporting requirements of the Securities and Exchange Act of
1934, as amended. VALEO agrees NOT to:

               (a) Buy or sell any security, option, bond or warrant while in possession of material, nonpublic information received from TAG or others in connection herewith;

               (b) Provide TAG with information with respect to any public company that may be considered material, nonpublic information; or

               (c) Provide any person with material, nonpublic information, received from TAG, including any relative, associate or other individual.

          SECTION 6. REPRESENTATIONS OF VALEO. VALEO represents that there are no binding agreements to which it is a party or by which it is bound, forbidding or restricting its activities herein. In addition, during the term of this
Agreement, VALEO consents to the use of its name in various reports, brochures or other documents produced by or on behalf of or TAG.

          SECTION 7. SURVIVAL. The provisions of this Agreement relating to confidentiality and insider trading shall survive any termination or expiration hereof for three years.

          SECTION 8. VALEO NOT AN EMPLOYEE. TAG and the VALEO hereby acknowledge and agree that VALEO shall perform the services hereunder as an independent contractor and not as an employee of TAG.

          SECTION 9. INDEMNIFICATION. TAG shall defend and indemnify VALEO in its capacity as an advisor to TAG against any and all claims, judgments, damages, liabilities, costs and expenses (including reasonable attorney's fees)
arising out of, based upon or related to the VALEO's performance of services hereunder, except to the extent that such claims arise out of willful misfeasance or gross negligence.

          SECTION 10. MISCELLANEOUS.

               (a) Severability Of Provisions. If any provision of this
Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

               (b) Entire Agreement; Modification. This Agreement is the entire agreement of the parties relating to the subject matter hereof and thereof, and the parties hereto and thereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein or therein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.

               (c) Binding Effect. The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Company, its successors and assigns, and upon VALEO. This Agreement constitutes a personal service agreement, and the performance of VALEO's obligations hereunder may not be transferred or assigned by VALEO and any such purported transfer or assignment shall null and void ab initio.

               (d) Third Party Beneficiaries. This Agreement is for the benefit of the parties hereto and their permitted successors and assigns, and is not intended to confer upon any other person or entity, any rights or remedies hereunder.

               (e) Non-Waiver. The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this
Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

               (f) Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to such State's principles of conflict of laws. The parties irrevocably and unconditionally agree that any action whatsoever arising out of this Agreement and/or the rights of the parties hereto or hereunder (the
"Actions") shall be brought only in the courts located in New York County in the
State of New York. Each party irrevocably and unconditionally waives any objection it may have to the venue of any Action brought in such courts or to the convenience of the forum. Final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described.

               (g) Headings. The headings of the Sections are inserted for convenience of reference only and shall not affect any interpretation of this
Agreement.

          IN WITNESS WHEREOF, the parties here to have executed this Agreement by proper person there unto duly authorized.

                                        TAG ENTERTAINMENT INC.

                                        ----------------------------------------
                                        By: Steve Austin
                                        Title: CEO
                                        Date: September 1, 2004

                                        VALEO PARTNERS, LLC

                                        ----------------------------------------
                                        By: Frank RoccoGrande
                                        Title: Partner
                                        Date: September 1, 2004